EXHIBIT 5.1

                                                                   July 30, 1996



Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549

Gentlemen:

     This opinion and the consent to use our name are furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by Del Global Technologies Corp., a New York corporation (the "Company"), for registration under the Act of 257,500 shares of common stock, par value $.10 per share (the "Common Stock"), which may be issued upon the exercise of options granted or to be granted under the Company's Amended and Restated Stock Option Plan (the "Plan").

     We have acted as counsel to the Company and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Certificate of Incorporation and By-Laws of the Company, the Plan, the proceedings taken by the Company with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

     Based upon the foregoing, we are of the opinion that:

               1. The Company has been duly incorporated and is validly existing under the laws of the State of New York.

               2. The 257,500 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued, sold and paid for in accordance with the Plan, will be duly and validly issued, fully paid and non- assessable.




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     A member of this firm  beneficially owns shares of Common Stock and options to purchase additional shares of Common Stock.

     We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement and to the use of our name under the caption "Legal Opinion" in the Registration Statement.

                                          Very truly yours,

                                          /s/TASHLIK, KREUTZER & GOLDWYN P.C.





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